Exhibit 99.1

FOR IMMEDIATE RELEASE
NanoString Technologies Releases Operating Results for First Quarter of 2018
SEATTLE - May 8, 2018 - NanoString Technologies, Inc. (NASDAQ:NSTG), a provider of life science tools for translational research and molecular diagnostic products, today reported financial results for the first quarter of 2018.
First Quarter Financial Highlights

•	Total revenue of $23.1 million, 28% year-over-year growth

•	Total product and service revenue of $18.0 million, 14% year-over-year growth

•	Consumables revenue of $11.5 million, including $2.2 million of Prosigna® IVD kits, 15% year-over-year growth

•	Instrument revenue of $4.7 million, 5% year-over-year growth

•	Collaboration revenue of $5.0 million

“We had a strong first quarter, establishing momentum toward our financial objectives for 2018,” stated Brad Gray, president and chief executive officer of NanoString. “The commercial improvements that we implemented last year are beginning to drive growth in our core nCounter business while we lay the groundwork for a successful 2019 launch of our Digital Spatial Profiling instrument.”
Recent Business Highlights

•	Increased installed base to approximately 640 nCounter® Analysis Systems at March 31, 2018

•
Launched the Breast Cancer 360™ (BC 360) research panel, which profiles the tumor, microenvironment and immune response, and includes the PAM50 signature for breast cancer subtyping as well as the Tumor Inflammation Signature for determining whether a tumor is inflamed (“hot”) or non-inflamed (“cold”)

•
Highlighted more than 50 abstracts using NanoString’s technologies presented at the American Association of Cancer Research (AACR) conference held April 14-18, 2018, in Chicago, Illinois, including applications such as gene expression profiling in cancer and immuno-therapy, high throughput cell line screening with PlexSet™ reagents and highly multiplexed protein quantification using Digital Spatial Profiling (DSP)

•	Initiated 9 new customer projects during the first quarter of 2018 under the company’s Technology Access Program for DSP, bringing the total of such customer projects to 40

•
Entered into commercial partnerships with five leading Contract Research Organizations (CROs) to expand access to NanoString’s DSP Technology Access Program in advance of the expected commercial launch of the DSP instrument platform in 2019

First Quarter Financial Results
Revenue for the three months ended March 31, 2018 increased by 28% to $23.1 million, as compared to $18.1 million for the first quarter of 2017. Instrument revenue was $4.7 million, 5% higher than the prior year period. Consumables revenue, excluding Prosigna, was $9.4 million for the first quarter of 2018, 9% higher than in the comparable 2017 quarter. Prosigna IVD kit revenue was $2.2 million for the quarter, an increase of 51% over the first quarter of 2017. Collaboration revenue totaled $5.0 million, compared to $2.3 million for the first quarter of 2017. Gross margin on product and service revenue was 57% for the first quarter of 2018, compared to 55% for the first quarter of 2017.
Research and development expense increased by 28% to $13.8 million for the first quarter of 2018 versus $10.8 million for the first quarter of 2017, reflecting investments in new products and technologies under development for the life science research market, including Digital Spatial Profiling and Hyb & Seq technologies, as well as increased costs associated with collaborations. Selling, general and administrative expense increased by 11% to $19.4 million for the first quarter of 2018 compared to $17.6 million for the prior year period.
Net loss for the three months ended March 31, 2018 was $19.2 million, or a loss of $0.75 per share, compared with $18.9 million, or $0.87 per share, for the first quarter of 2017.

Outlook for 2018
The company reiterated its guidance for 2018, which includes:

•	Total product and service revenue of $75 million to $80 million

•	Total revenue of $100 million to $105 million

•	Gross margin on product and service revenues of 56% to 58%

•	Selling, general and administrative expenses of $76 million to $78 million

•	Research and development expenses of $57 million to $60 million, to be partially offset by approximately $20 million expected to be received from Lam Research

•	GAAP net loss of $65 million to $75 million

•	Net loss per share of $2.60 to $2.90

Conference Call
Management will host a conference call today beginning at 1:30 pm PT / 4:30 pm ET to discuss these results and answer questions. Individuals interested in listening to the conference call may do so by dialing (888) 793-9492 for domestic callers, or (734) 385-2643 for international callers. Please reference Conference ID 6188428. To listen to a live webcast, please visit the investor relations section of the company’s website at: www.nanostring.com. A replay of the call will be available beginning May 8, 2018 at 7:30pm ET through midnight ET on May 15, 2018. To access the replay, dial (855) 859-2056 or (404) 537-3406 and reference Conference ID: 6188428. The webcast will also be available on the company’s website for one year following the completion of the call.

About NanoString Technologies, Inc.
NanoString Technologies provides life science tools for translational research and molecular diagnostic products. The company's nCounter Analysis System has been employed in life sciences research since it was first introduced in 2008 and has been cited in more than 1,900 peer-reviewed publications. The nCounter Analysis System offers a cost-effective way to easily profile the expression of hundreds of genes, proteins, miRNAs, or copy number variations, simultaneously with high sensitivity and precision, facilitating a wide variety of basic research and translational medicine applications, including biomarker discovery and validation. The company's technology is also being used in diagnostics. The Prosigna Breast Cancer Prognostic Gene Signature Assay together with the nCounter Dx Analysis System is FDA 510(k) cleared for use as a prognostic indicator for distant recurrence of breast cancer. In addition, the company collaborates with biopharmaceutical companies in the development of companion diagnostic tests for various cancer therapies, helping to realize the promise of precision oncology.

For more information, please visit www.nanostring.com.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding expectations for future revenue growth, the impact of new products on the company's rate of growth, the impact of expanding into new markets, the anticipated timing for shipment of new platforms, including DSP, the timing of development funding and its estimated 2018 operating results. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include market acceptance of our products; delays or denials of regulatory approvals or clearances for products or applications; delays or denials of reimbursement for diagnostic products; the impact of competition; the impact of expanded sales, marketing, product development and clinical activities on operating expenses; delays or other unforeseen problems with respect to manufacturing, product development or clinical studies; adverse conditions in the general domestic and global economic markets; as well as the other risks set forth in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. NanoString Technologies disclaims any obligation to update these forward-looking statements.

The NanoString Technologies logo, NanoString, NanoString Technologies, Breast Cancer 360, Hyb & Seq, nCounter, PanCancer IO 360, PlexSet and Prosigna are registered trademarks or trademarks of NanoString Technologies, Inc. in various jurisdictions.

Contact
Douglas Farrell
Vice President, Investor Relations & Corporate Communications
dfarrell@nanostring.com
Phone: 206-602-1768

NANOSTRING TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended March 31,
	2018	2017
Revenue:
Instruments	$4,674	$4,470
Consumables	9,357	8,592
In vitro diagnostic kits	2,166	1,439
Services	1,848	1,264
Total product and service revenue	18,045	15,765
Collaboration	5,040	2,298
Total revenue	23,085	18,063
Costs and expenses:
Cost of product and service revenue	7,695	7,163
Research and development	13,832	10,801
Selling, general and administrative	19,437	17,565
Total costs and expenses (a) (b)	40,964	35,529
Loss from operations	(17,879)	(17,466)
Other income (expense):
Interest income	238	147
Interest expense	(1,563)	(1,501)
Other income, net	65	13
Total other income (expense), net	(1,260)	(1,341)
Net loss before provision for income taxes	(19,139)	(18,807)
Provision for income taxes	(63)	(45)
Net loss	$(19,202)	$(18,852)
Net loss per share, basic and diluted	$(0.75)	$(0.87)
Shares used in calculating basic and diluted net loss per share	25,479	21,588

(a) Includes $2.9 million and $2.3 million of stock-based compensation expense for the three months ended March 31, 2018 and 2017, respectively.
(b) Includes $0.9 million and $0.8 million of depreciation and amortization expense for the three months ended March 31, 2018 and 2017, respectively.

NANOSTRING TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	March 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$15,649	$26,136
Short-term investments	44,860	51,419
Accounts receivable, net	16,301	19,564
Inventory, net	19,065	20,057
Prepaid expenses and other	5,786	4,745
Total current assets	101,661	121,921
Property and equipment, net	14,450	14,057
Other assets	686	784
Total assets	$116,797	$136,762
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,920	$4,092
Accrued liabilities	2,505	4,507
Accrued compensation and other employee benefits	5,884	8,634
Customer deposits	6,756	8,945
Deferred revenue, current portion	10,312	9,229
Deferred rent, current portion	547	512
Total current liabilities	30,924	35,919
Deferred revenue, net of current portion	3,151	3,304
Deferred rent and other liabilities, net of current portion	8,384	8,499
Long-term debt, net of debt issuance costs	49,325	48,931
Total liabilities	91,784	96,653
Total stockholders’ equity	25,013	40,109
Total liabilities and stockholders’ equity	$116,797	$136,762